UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 1, 2007

NASHUA CORPORATION
(Exact name of registrant as specified in its charter)

Massachusetts (State or other jurisdiction of incorporation)	1-05492 (Commission File Number)	02-0170100 (IRS Employer Identification No.)
11 Trafalgar Square, Suite 201
Nashua, New Hampshire 03063
(Address of principal executive offices and zip code)
(603)880-2323
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.
Item 9.01. Financial Statements and Exhibits
SIGNATURE
EXHIBIT INDEX
EX-10.1 Form of Restricted Stock Agreement

Item 5.02.   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.
     On August 1, 2007, the Leadership and Compensation Committee of the Board of Directors of Nashua Corporation approved awards of restricted stock pursuant to Nashua’s 2007 Value Creation Incentive Plan to members of Nashua’s management team, including the following awards to individuals who were included in the Summary Compensation Table in Nashua’s most recent proxy statement:

Name and Principal Position	Restricted Stock Award (#)
Thomas Brooker President and Chief Executive Officer	40,000
John Patenaude Vice President-Finance, Chief Financial Officer and Treasurer	25,000
Thomas Kubis Vice President of Operations	15,000
Michael Travis Vice President of Marketing	15,000
     The restricted stock awards entitle recipients to acquire shares of common stock, subject to Nashua’s right to require forfeiture of all or part of such shares from the participant in the event that the conditions specified in the applicable award are not satisfied prior to the end of the applicable restriction period for such award.
     A participant’s shares of common stock will vest and no longer be subject to forfeiture based upon Nashua’s common stock achieving certain target prices per share of common stock on the Nasdaq Global Market (or other national securities exchange or nationally recognized trading system) over a 40-consecutive trading day period ending on the third anniversary of the date of the grant of the award. Vesting of the shares under the 2007 Value Plan is as follows:

Average Price for 40 Trading Day Period	Percentage of Shares Vested
Less than $11.00	0%
At least $11.00, but less than $12.00	33%
At least $12.00, but less than $13.00	66%
$13.00 or greater	100%
     Additionally, if a participant’s employment with Nashua is terminated by Nashua without cause, as defined in the 2007 Value Plan, during the one-year period before the third anniversary of the date of the grant of the award and one of the price targets is met as of the third anniversary of the date of grant, a portion of the participant’s shares will still vest. The portion of the shares that will vest is calculated as the pro-rata portion of the percentage of shares that otherwise would have vested, based on the number of days during the final one-year period that the participant was employed by Nashua.

     Any shares that have not vested on or before the third anniversary of the date of grant of the award will be forfeited to Nashua. Additionally, all shares that have not vested and are still subject to forfeiture will be forfeited to us upon the termination of the participant’s employment with us, other than for cause, or upon death or disability.
     The form of restricted stock agreement relating to the awards under the 2007 Value Creation Incentive Plan is attached to this Current Report on Form 8-K as Exhibit 10.1 and is incorporated herein by reference.
Item 9.01.  Financial Statements and Exhibits
(d) Exhibits
     See Exhibit Index attached hereto.
SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NASHUA CORPORATION
Date: August 6, 2007	By:	/s/ John L. Patenaude
John L. Patenaude
Vice President - Finance, Chief Financial Officer and Treasurer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Form of Restricted Stock Agreement